UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 4, 2017

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 4, 2017, Telenet International Finance S.á.r.l. (the “Facility AH Borrower”) and Telenet Financing USD LLC (the “Facility AI Borrower”), a wholly-owned subsidiary of the Facility AH Borrower, entered into the financing arrangements described below by way of additional facilities drawn under the Credit Agreement originally dated August 1, 2007, as amended from time to time, between, amongst others, Telenet BVBA as original borrower and The Bank of Nova Scotia as facility agent (the “Credit Agreement”). The Facility AH Borrower is a direct subsidiary of Telenet BVBA, and Telenet BVBA is an indirect subsidiary of Liberty Global plc.

Description of Financings:

On April 4, 2017, the Facility AH Borrower, among others, and The Bank of Nova Scotia as facility agent entered into a €1,330.0 million ($1,419.6 million at the April 4, 2017 exchange rate) additional facility accession agreement (the “AH Accession Agreement”) pursuant to the Credit Agreement. Under the terms of the AH Accession Agreement, certain lenders agreed to provide a €1,330.0 million ($1,419.6 million at the April 4, 2017 exchange rate) term loan facility (“Facility AH”) to the Facility AH Borrower. The final maturity date for Facility AH is March 31, 2026. Facility AH bears interest at a rate of EURIBOR plus 3.00% subject to a EURIBOR floor of 0.00%. Facility AH can be used by the Facility AH Borrower for general corporate purposes and/or working capital purposes, including the refinancing, repayment or prepayment of existing indebtedness of any member of the Telenet group including the payment of fees and expenses in connection with the refinancing.

On April 4, 2017, the Facility AI Borrower, among others, and The Bank of Nova Scotia as facility agent entered into a $1,800.0 million additional facility accession agreement (the “AI Accession Agreement”) pursuant to the Credit Agreement. Under the terms of the AI Accession Agreement, certain lenders agreed to provide a $1,800.0 million term loan facility (“Facility AI”) to the Facility AI Borrower. The final maturity date for Facility AI is June 30, 2025. Facility AI bears interest at a rate of LIBOR plus 2.75% subject to a LIBOR floor of 0.00%. Facility AI can be used by the Facility AI Borrower for general corporate purposes and/or working capital purposes including the refinancing, repayment or prepayment of existing indebtedness of any member of the Telenet group including the payment of fees and expenses in connection with the refinancing.

The advances made under Facility AH will be issued with an original issue discount fee such that they are issued at a price of 99.75% of the principal amount of each Facility AI advance on the relevant utilization date. The advances made under Facility AI will be issued with an original issue discount fee such that they are issued at a price of 99.75% of the principal amount of each Facility AI advance on the relevant utilization date. The net proceeds of such advances under Facility AH and Facility AI will be used to prepay in full (i) the €1,600.0 million ($1,707.8 million at the April 4, 2017 exchange rate) outstanding amount under Telenet Facility AE and (ii) the $1,500.0 million outstanding amount under Telenet Facility AF.

The AH Accession Agreement and the AI Accession Agreement provide that the lenders under Facility AH and Facility AI consent to the amendments to the covenants and other provisions of the Credit Agreement and the Finance Documents (as defined in the Credit Agreement) outlined in the AH Accession Agreement and the AI Accession Agreement (including in the schedules thereto). Once the consent of the requisite lenders is obtained under the Credit Agreement, such amendments may be implemented at the election of Telenet BVBA.

The foregoing descriptions of (i) Facility AH and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the AH Accession Agreement, a copy of which is attached hereto at Exhibit 4.1, and (ii) Facility AI and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the AI Accession Agreement, a copy of which is attached hereto at Exhibit 4.2.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Name

4.1	Telenet Additional Facility AH Accession Agreement dated April 4, 2017 and entered into between, among others, Telenet International Finance S.á.r.l. and The Bank of Nova Scotia
4.2	Telenet Additional Facility AI Accession Agreement dated April 4, 2017 and entered into between, among others, Telenet Financing USD LLC and The Bank of Nova Scotia

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: April 10, 2017